MINUTES OF ACTION
                             BY THE SHAREHOLDERS OF
                              KAUFMAN & HURTZ, INC.
                     AT THE SPECIAL SHAREHOLDERS MEETING ON
             September 06, 2001, at 5:00 A.M. Central Standard Time

We the undersigned, being the controlling shareholders of Kaufman & Kurtz, Inc. by his written consent hereby given, do hereby take the following actions as actions of the Shareholder of this Corporation, to wit:

WHEREAS,   substantial  changes  in  circumstances  have  occurred  within  this
Corporation since the time of it's incorporation.

WHEREAS, the Board of Directors of this Corporation have recommended that the name of this Corporation be changed from it's present name, Kaufman & Kurtz, Inc. to SunBank Resorts International, Inc.

WHEREAS, the Board of Directors of this Corporation have recommended that the capital stock of this Corporation be increased from twenty million (20,000,000) shares to one hundred million (100,000,000) shares of common stock. All other rights as now stated in Article III of the Articles of incorporation shall remain unchanged.

BE IT RECORDED, that the shareholders of this Corporation have approved the change of this Corporation's name from Kaufman & Kurtz, Inc. to SunBank Resorts International, Inc. and the increase of its Capital Stock from twenty million (20,000,000) shares of common stock to one hundred million (100,000,000) shares of common stock, effective September 07, 2001.

WHEREAS, the Board of Directors of this Corporation have recommended that the Corporation move its operations from 8776 East Shea Boulevard, Suite BA323, Scottsdale, Arizona 85260 to 7150 East Camelback Road, Suite 455, Scottsdale, Arizona 85251, effective September 12, 2001.

BE IT RECORDED, that the shareholders of this Corporation have approved the change of address of this Corporation from 8776 East Shea Boulevard, Suite BA323, Scottsdale, Arizona 85260 to 7150 East Camelback Road, Suite 455, Scottsdale, Arizona 85251, effective September 12, 2001, effective September 07, 2001.

Witness the execution and approval on this 6th day of September, 2001.

Dated: September 6th, 2001

/s/ Kevin Ericksteen
--------------------
Kevin Ericksteen, Shareholder and owner of 442,000 common shares voted all 442,000 shares for the above resolutions.

/s/ Deanna Olson
--------------------
Deanna Olson, Shareholder and owner of 442,000 common shares voted all 442,000 shares for the above resolutions.

There were no votes against either of the motions set forth above. A total of 884,000 shares (88.4 percent) voted for the approval of the above resolutions.


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                                MINUTES OF ACTION
                             BY THE SHAREHOLDERS OF
                              KAUFMAN & HURTZ, INC.
                     AT THE SPECIAL SHAREHOLDERS MEETING ON
             September 06, 2001, at 5:00 A.M. Central Standard Time

We the undersigned, being the majority shareholders of Kaufman & Kurtz, Inc. by his written consent hereby given, do hereby take the following actions as actions of the Shareholder of this Corporation, to wit:

WHEREAS, The following directors and officers of the Corporation, Kevin Ericksteen and Deanna Olson wish to resign as officers and directors of this Corporation;

WHEREAS, The present board of directors of this Corporation has nominated David Letourneau, Stephen Tadman, Patrick Fitzsimonds and Roland Jodoin to serve as directors and be appointed to serve as officers of this Corporation.

BE IT RECORDED, that the shareholders of this Corporation have voted to approve the election of David Letourneau, Stephen Tadman, Patrick Fitzsimonds and Roland Jodoin to serve as directors and officers of this Corporation. Further, the shareholders have voted to approve the appointment of David Letourneau to serve as president, Patrick Fitzsimonds to serve as Chief Operating Officer, Roland Jodoin to serve as treasurer and Stephen Tadman to serve as secretary. Said elections and appointments shall become effective at 5:00 PM Central Standard time September 7, 2001; and to accept the resignations of Kevin Ericksteen and Deanna Olson to become effective at 5:00 PM Central Standard Time September 7, 2001.

Witness the execution and approval on this 6th day of September, 2001.

Dated: September 6th, 2001

/s/ Kevin Ericksteen
--------------------
Kevin Ericksteen, Shareholder and owner of 442,000 common shares voted all 442,000 shares for the above resolutions.

/s/ Deanna Olson
-------------------
Deanna Olson, Shareholder and owner of 442,000 common shares voted all 442,000 shares for the above resolutions.

There were no votes against either of the motions set forth above. A total of 884,000 shares (88.4 percent) voted for the approval of the above resolutions.

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